EXHIBIT 10.15

AMENDED AND RESTATED

PLAINS EXPLORATION & PRODUCTION COMPANY

EXECUTIVES’ LONG-TERM RETENTION

& DEFERRED COMPENSATION PLAN

WHEREAS, Plains Exploration & Production Company (the “Company”) heretofore established the Plains Exploration & Production Company Executive’s Long-Term Retention & Deferral Compensation Plan (the “Plan”); and

WHEREAS, the Company has determined that it is in the best interests of the Company and the Participants to amend the Plan to provide for the creation and funding of a “rabbi” trust for the purpose of paying benefits under the Plan in certain specified circumstances as hereinafter provided;

NOW, THEREFORE, the Plan is hereby amended and restated effective as of February 10, 2006 to read as follows:

ARTICLE I.

PURPOSES OF PLAN AND DEFINITIONS

1.1	Purpose

The Company has established the Plan for the purpose of providing certain management and highly compensated employees (“Executives”) of the Company the opportunity to defer all or a portion of their cash or equity compensation, to better align the interests of the Executives with those of the Company’s shareholders and to attract and retain talented individuals. This Plan is intended to be an unfunded nonqualified plan of deferred compensation that complies with section 409A of the Internal Revenue Code of 1986 as amended (the “Code”) and a “top hat” pension plan within the meaning of Department of Labor regulations promulgated pursuant to the Employee Retirement Income Security Act of 1976 as amended.

1.2	Definitions

Account means the bookkeeping account maintained for each Participant to record certain amounts deferred by the Participant in accordance with Article III hereof.

Agreement means an award of Long-Term Retention Compensation made to a Participant pursuant to the terms of the Plan.

Beneficiary means the person or persons designated by the Participant, as provided in § 3.9, to receive any payments otherwise due the Participant under this Plan in the event of the Participant’s death.

Board of Directors or Board means the Board of Directors of the Company.

Change in Control shall have the meaning set forth in the Plains Exploration & Production Company 2004 Stock Incentive Plan.

Compensation means Equity Compensation, Deferred Compensation and Long-Term Retention Compensation. Code means the Internal Revenue Code of 1986, as amended.

Committee means the Compensation Committee of the Board.

Common Stock means the Company’s common stock, $.01 par value.

Company means Plains Exploration & Production Company, a Delaware corporation.

Deferral Election means an election by the Participant to defer receipt of Compensation.

Deferred Compensation means any Compensation with respect to which Participant has made a Deferral Election or is payable to Participant as Long-Term Retention Compensation.

Disability means that the Participant is disabled within the meaning of section 409A of the Code and any applicable guidance.

Effective Date means the effective date of the Plan, which shall be August 3, 2005.

Election Date means the date on which the Executive makes an election to defer receipt of all or a portion of Compensation pursuant to the terms of the Plan and such election is received by the Committee.

Election Effective Date means the date a Deferral Election becomes effective.

Equity Compensation means all of the Compensation for services to the Company paid in the form of or measured by reference to Common Stock of the Company and which is issued pursuant to a plan of equity compensation which has been adopted by the Company and approved by its shareholders; provided, however, any options granted to a Participant to purchase shares of Common Stock or restricted Common Stock granted to a Participant or Stock Appreciation Rights granted to a Participant shall not be subject to Deferral Elections under the terms of the Plan.

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

Fair Market Value of a share of Common Stock means, as of a particular date the price at which the last sale of Common Stock was made on the New York Stock Exchange, or if no sales occurred on such day, then on the last day on which there were such sales. Fair Market Value of a Stock Unit shall be deemed to be equal to the Fair Market Value of one share of Common Stock.

Long-Term Retention Compensation means Compensation payable to Participant pursuant to the terms of Article IV of the Plan.

Participant means an Executive of the Company who is designated as eligible to participate in the Plan by the Committee and elects to participate in the Plan.

Payment Date means the date or dates on which payment of a Participant’s Deferred Compensation is made, as determined in accordance with § 3.7.

Plan means the Plains Exploration & Production Company Executives’ Long-Term Retention and Deferred Compensation Plan, as amended from time to time.

Restricted Stock Unit means a unit equal in value to one share of Common Stock (as adjusted pursuant to § 3.6), utilized for the purpose of measuring the benefits payable under § 3.7.

Vest, Vested or Vesting means not subject to forfeiture upon the occurrence of any event.

ARTICLE II.

ADMINISTRATION OF THE PLAN

2.1	Committee

This Plan shall be administered by the Committee.

2.2	Committee’s Powers

Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations, and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, determine the eligibility of individuals to participate herein, determine the amount of Compensation a Participant may elect to defer, or waive any restriction or other provision of this Plan; provided, however, that the Committee shall not waive any restriction or other provision of this Plan or take any other action that would cause any benefits provided to a Participant hereunder to be deemed “derivative securities” within the meaning of § 16 of the Exchange Act or the rules and regulations promulgated thereunder (including, but not limited to, Rule 16a-I(c) or any successor rule) or would result in adverse tax consequences to Participant under section 409A of the Code; provided further, however, that no member of the Committee may participate in or take any action with respect to any decision regarding his or her own Compensation. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

2.3	Committee Determinations Conclusive

Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned.

2.4	Committee Liability

No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of § 2.5 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

2.5	Delegation of Authority

The Committee may delegate to the Chief Executive Officer or to other senior officers of the Company certain administrative duties under this Plan pursuant to such conditions or limitations as the Committee may establish. In no event may any Participant in this Plan exercise any discretion reserved to the Committee under the Plan.

ARTICLE III.

DEFERRALS

3.1	Establishment of Accounts

The Company shall set up an appropriate record (the “Account”), which will from time to time reflect the name of each Participant and the amounts credited to such Participant pursuant to § 3.2.

3.2	Equity Compensation Deferral

A Participant may elect to defer receipt of all or part of any Equity Compensation payable to the Participant. Except as otherwise provided in Section 3.3 below, to be effective a Deferral Election must be made by the Participant in the calendar year prior to the year in which the services giving rise to the Equity Compensation are performed. The Election Effective Date shall be the first day of the calendar year occurring after the Deferral Election. Subject to the provisions of Section 3.4 below, if a Participant makes a Deferral Election, a number of Restricted Stock Units (rounded up to the nearest whole number) having a Fair Market Value equal to the dollar amount of Equity Compensation the Participant elects to forgo shall be credited to the Participant’s Account as of the date that such Equity Compensation would be paid to Participant but for the Deferral Election. Each Deferral Election shall be irrevocable as of the Election Effective Date and shall be effective for a period of one calendar year beginning on the Election Effective Date. Deferred Compensation attributable to an Equity Compensation Deferral Election shall be Vested according to the terms of the Equity Compensation grant without regard to the Deferral Election.

3.3	Elections of First-Year Participants

In the case of the first year in which a Participant becomes eligible to participate in the Plan, a Deferral Election may be made with respect to services to be performed subsequent to the election, provided that such election is made within 30 days after the date the Participant first becomes eligible to participate. In such case, the Election Effective Date shall be the first date that services are performed after the Election Date.

3.4	Deferral Elections

Each Deferral Election made by a Participant under the Plan (i) shall take the form of a written document (provided by the Company) signed by the Participant and filed with the Company, (ii) shall designate the calendar year for which the deferral is made and the period of deferral, and (iii) cannot be revoked or modified if either (a) the proposed revocation or modification applies to amounts deferred with respect to a calendar year which has already commenced at the time such revocation or modification is proposed to be effected, or (b) the Committee determines in its sole discretion that the proposed revocation or modification could cause any benefits provided to a Participant hereunder to be treated as “derivative securities” within the meaning of § 16 of the Exchange Act or the rules and regulations promulgated thereunder (including, but not limited to, Rule 16a-1(c) or any successor rule) or could result in adverse tax consequences to the Participant under section 409A of the Code. Any election to change a Deferral Election (including an election to change a Payment Date) shall be subject to the consent of the Committee and the terms of the Plan.

3.5	Dividends

As of each date that dividends are paid with respect to Common Stock, a Participant who has any outstanding Restricted Stock Units credited to his or her Account shall have an additional amount credited to his or her Account equal to the number of Restricted Stock Units (rounded up to the nearest whole number) having a Fair Marker Value equal to the dollar amount of dividends paid per share of Common Stock multiplied by the number of Restricted Stock Units credited to the Participant’s Account as of the payment date of such dividend.

3.6	Adjustments

(a)	Exercise of Corporate Powers. The existence of this Plan and any outstanding Restricted Stock Units credited hereunder shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)

Recapitalizations, Reorganizations and Other Activities. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of Restricted Stock Units and (ii) the appropriate Fair Market Value and other price determinations for such Restricted Stock Units shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of Restricted Stock Units and (ii) the appropriate Fair Market Value and other price determinations for such Restricted Stock Units to give effect to such transaction; provided that such adjustments shall only be such as are necessary to preserve, without increasing, the value of such units. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume units by means of substitution of new units, as appropriate, for previously issued units or an assumption of previously issued units as part of such adjustment.

3.7	Payment Date

(a)	Payment Date. A Participant may elect that payment of Deferred Compensation under the Plan be made on a date or pursuant to a fixed schedule specified on the Deferral Election form (the “Payment Date”) provided by the Committee, provided that such date does not occur before the date such Deferred Compensation would be paid or Vested absent such deferral. In the event of the death or Disability of an Executive prior to the date specified on the Deferral Election form, such Executive’s date of death or Disability shall be his or her Payment Date. If Participant does not make a payment election at the time of the Deferral Election, his or her Payment Date shall be the earliest of.

(i)	the tenth anniversary of the Election Effective Date;

(ii)	death or Disability of the Participant;

(iii)	six months (or such shorter period as may be permitted pursuant to regulations or interpretations of Section 409A of the Code) following the date of Executive’s separation from service; or

(iv)	occurrence of an unforeseeable emergency as defined in Section 409A of the Code.

(b)	Changes to Payment Date. After the Election Effective Date a Participant who has a right to receive Deferred Compensation pursuant to this Plan may elect to defer payment beyond the Payment Date, provided that each of the following conditions is met:

(i)	such election may not take effect until at least twelve (12) months after the date on which the election is made;

(ii)	except in the case of death, Disability or hardship, the first payment with respect to which such election is made must be deferred for a period of at least 5 years from the date such payment would otherwise have been made, and

(iii)	in the case of a payment to be made pursuant to a fixed schedule or on a fixed date, any election may not be made less than twelve (12) months prior to the date of the first scheduled Payment Date.

3.8	Payment/Withholding

As of the Payment Date, the aggregate Fair Market Value of the Restricted Stock Units then credited to a Participant’s Account shall be calculated. Payment to a Participant of his of her Account (subject to any applicable tax or withholding required under state, federal or local law) shall be made in cash or Common Stock, at the discretion of the Committee as soon as administratively feasible following the Payment Date, but no later than 2-1/2 months after such Payment Date. The Company shall deduct and withhold from the Account or any other amounts due to Participant any applicable employment or income tax or withholding required to be paid or withheld with respect to Participant’s Compensation.

3.9	Death Prior to Payment

In the event that a Participant dies prior to payment pursuant to the Plan, any such unpaid amounts shall be paid to the Participant’s designated Beneficiary in a lump sum within sixty (60) days following the Company’s notification of the Participant’s death. If no Beneficiary has been designated, such payment shall be made to the Participant’s estate. A beneficiary designation, or revocation of a prior beneficiary designation, shall be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Committee.

3.10	Limitation on Restricted Stock Units Credited to Accounts and Hypothetical Investment

Restricted Stock Units shall be credited to a Participant’s Account only if and to the extent that the Company has adopted a plan of equity compensation that has been approved by the Company’s shareholders which permits the granting of Restricted Stock Units to Participant. In the event that Restricted Stock Units may not be credited to Participant’s Account, the Committee shall denominate the portion of Participant’s Account that is not in Restricted Stock Units in US dollars. In addition, notwithstanding anything in the Plan to the contrary, the Committee in its sole discretion may permit the Participant to elect to denominate all or part of his or her Account in US dollars in lieu of Restricted Stock Units. In the event that any portion of a Participant’s Account is denominated in US dollars, the Participant shall be allowed to select from among various hypothetical investment benchmarks selected by the Committee, which shall include, but not be limited to, common stock of the Company. If the Participant does not select from among the hypothetical investment benchmarks made available by Committee, the Participant’s Account shall be credited with simple interest at the rate of six (6%) per annum. The Participant’s Account shall be adjusted from time to time, but not less often than semi-annually for any earnings, gains and losses allocable to such Account from such hypothetical investment benchmarks or interest. Notwithstanding the foregoing, the terms of this Plan place no obligation upon the Company to set aside or to invest or to continue to invest any funds or portion of the Account in any specific asset, to liquidate any particular investment, or to apply in any specific manner the proceeds from the sale, liquidation, or maturity of any particular investment. The Company assumes no risk of any decrease in the value of any investment designations made by Participant with respect to the hypothetical investment benchmarks. The Company’s sole obligations are to maintain the Participant’s Account and make payments to the Participant as herein provided.

ARTICLE IV.

LONG-TERM RETENTION COMPENSATION

4.1	Retention Awards

Each Participant shall be eligible to receive Long-Term Retention Compensation in an amount and according to the terms and conditions determined by the Committee and set forth in an Agreement. Such Long-Term Retention Compensation shall be in the form of additional Restricted Stock Units to be added to Participant’s Account according to the terms and conditions determined by the Committee and set forth in an Agreement. Such Agreement shall specify the Payment Date and any provisions relating to Deferral Elections or Vesting not inconsistent with the Plan. Except as otherwise provided in the Agreement, Participant may elect to change the Payment Date with respect to Long-Term Retention Compensation according to the requirements set forth in Section 3.7 (b) of the Plan.

ARTICLE V.

RABBI TRUST

5.1	Creation and Funding of Rabbi Trust

The Company shall enter into a Trust Agreement substantially in the form set forth in Exhibit A Attached hereto (the “Trust”). Prior to or as soon as administratively feasible following a Participant’s separation from service or a Change in Control, the Company shall transfer cash, Common Stock or other property to the Trustee of such Trust, the amount or Fair Market Value of which shall be equal to or greater than the vested Accounts of all Participants in the event of a Change in Control or the Account of the Participant separating from service in flee event of a Participant’s separation from service in the absence of a Change in Control. Such amounts shall be held by the trustee of the Trust and shall be paid to the Participant by the trustee on the applicable Payment Date.

ARTICLE VI.

MISCELLANEOUS

6.1	Unfunded Plan

This Plan shall be unfunded. Any funds invested hereunder shall continue for all purposes to be part of the general funds of the Company. To the extent that a Participant acquires a right to receive payments from the Company under the Plan, such right shall not be greater than the right of any unsecured general creditor of the Company and such right shall be an unsecured claim against the general assets of the Company. Although bookkeeping accounts may be established with respect to Participants who are entitled to rights under this Plan, any such accounts shall be used merely as a bookkeeping convenience. Except as otherwise provided herein, the Company shall not be required to segregate any assets that may at any time be represented by cash or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the

Company, the Board or the Committee be deemed to be a trustee of any cash or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to cash or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

6.2	Statement of Account

A statement will be furnished to each Participant not less often than annually and shall reflect the balance and Fair Market Value of the Participant’s Account as of the preceding December 31.

6.3	Assignability

Except as otherwise provided herein, no right to receive payment hereunder shall be transferable or assignable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any attempted assignment of any benefit under this Plan in violation of this Section shall be null and void.

6.4	Amendment, Modification, Suspension, or Termination

The Board may amend, modify, suspend, or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment, modification, or termination shall, without the consent of the Participant, impair the rights of any Participant to the balance in such Participant’s Stock Unit Account as of the date of such amendment, modification, or termination. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section.

6.5	Payments to Minors and Incompetents

Should the Participant become incompetent or should the Participant designate a Beneficiary who is a minor or incompetent, the Company shall be authorized to pay such funds to a parent or guardian of such minor or incompetent, or directly to such minor or incompetent, whichever manner the Committee shall determine in its sole discretion.

6.6	Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.